Exhibit 10.35

                                                                        10/29/99

                                     METRO I
                              Standard Office Lease

      This Lease  ("Lease")  entered  into as of the 30th day of  January,  2001
between  CB  PARTNERS   LIMITED   PARTNERSHIP,   an  Ohio  limited   partnership
("Landlord"), and KARLNET, INC., a(n) Ohio Corporation ("Tenant").

                                   Witnesseth:

1. DEMISE AND TERM: Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") containing approximately 6376 Rentable Square Feet (hereinafter defined) and identified as Suite No. 100 on the first floor of the building (the "Building") known as Metro I Office Building and located at 525 Metro Place North, Columbus Ohio 43017. The Building is located within and on that certain parcel of land (the "Land") described on Exhibit A attached hereto and made a part hereof. The Land, the Building and the other improvements located-within and on the Land are collectively hereinafter referred to as the "Development"., The initial term of this Lease shall be for a term of Two (2) years and One (1) months commencing on February 1, 2001, (the "Commencement Date") and ending on February 28, 2003, unless sooner terminated as hereinafter provided.

2. POSSESSION: If Landlord shall be unable to deliver possession of the Premises to Tenant on the Commencement Date because of the holding over of any existing tenant or occupant thereof, or for any other cause beyond Landlord's reasonable control, then Base Rent (hereinafter defined) and other charges payable by Tenant shall not commence until the date possession of the Premises is tendered to Tenant. Such abatement of Base Rent and other charges shall be in full satisfaction of any claim against Landlord for failure to deliver possession of the Premises on the Commencement Date. Failure to deliver possession of the Premises on the Commencement Date shall in no event extend, or be deemed to extend, the term of this Lease. Notwithstanding the foregoing, if Landlord fails for any reason to tender possession of the Premises to Tenant within one hundred twenty (120) days of the Commencement Date, either Landlord or Tenant shall have the right to terminate this Lease upon notice to the other party; provided, however, if Landlord tenders possession of the Premises within ten (10) days after receipt of Tenant's termination notice, such notice shall be deemed withdrawn and Landlord and Tenant shall proceed as if no such notice were given. If either Landlord or Tenant terminates this Lease as aforesaid, all sums deposited by Tenant with Landlord shall be returned to Tenant and this Lease shall be null and void and of no further force or effect.

      If Landlord shall be unable to deliver possession of the Premises to Tenant on the Commencement Date because Landlord has not substantially completed (hereinafter defined) any space preparation work in the Premises pursuant to Landlord's work letter ("Work Letter") attached hereto as Exhibit B, and made a part hereof, and if the delay in completion of such work has not been caused by Tenant's failure to submit its plans and specifications to Landlord on or before the time called for in the Work Letter, or caused by any other act or failure to act by Tenant, then the term of this Lease shall commence on the day following written notice by Landlord that such work has been substantially completed. If such date shall be other than the first day of a calendar month, Base Rent for the month in question shall be prorated on a per diem basis (based upon a thirty
(30) day month). For purposes of this Lease, the term "substantially completed" shall mean that (a) an occupancy permit has been issued for the Premises and (b) the work to be performed by Landlord pursuant to the Work Letter has been completed except for minor "punch list" items which can and shall be completed by Landlord within thirty (30) days following the Commencement Date. Unfinished work, if any, undertaken by Landlord for Tenant and not included in the Work Letter shall not be considered in determining whether the Premises are substantially completed.

3. BASE RENT: Tenant shall pay landlord as Base Rent ("Base Rent") for the Premises as follows:

---------------------------------------------------------------------------------------------------------------------------
 RENT PER SQUARE FOOT          ANNUAL                MONTHLY RENT                  FROM                       To
---------------------------------------------------------------------------------------------------------------------------
         $0.00                  $0.00                   $0.00                February 1, 2001          February 28, 2001
---------------------------------------------------------------------------------------------------------------------------
        $17.00               $108,392.00               $9032.67               March 1, 2001            February 28, 2003

---------------------------------------------------------------------------------------------------------------------------
        OPTION
---------------------------------------------------------------------------------------------------------------------------
        $18.00               $114,768.00               $9564.00               March 1, 2003            February 28, 2004
---------------------------------------------------------------------------------------------------------------------------

Each payment of Base Rent shall be payable in advance, without demand, deduction or set-off, in legal tender of the United States of America, on the first day of each and every calendar month during the term of this Lease at the office of Landlord's agent, or at such other place as Landlord may designate, from time to time, in writing. Base Rent is subject to adjustment, from time to time, as set forth in Section 4 below. Base Rent and all other charges payable hereunder which are not paid when due shall bear interest from the due date until paid at the maximum lawful rate of interest permitted in the State of Ohio. Any payment obligation of Tenant under this Lease other than for Base Rent shall be deemed to be an obligation for and shall be paid.as additional rent ("Additional Rent").

Notwithstanding anything contained in this Lease, in order to cover the added expense involved in handling delinquent accounts, Tenant shall pay Landlord, in addition to any Base Rent or other charges payable hereunder .a late charge of $250.00 for any installment of Base Rent or any other charge not paid in full within five (5) days of its due date. The late charge shall be in addition to any interest charge that may be due for late payment.

4. ADJUSTMENTS TO BASE RENT AND ADDITIONAL RENT: Tenant shall pay Landlord the adjustments to Base Rent and the other charges hereinafter set forth, all of which shall be adjusted or computed as of the times and in the manner provided in this Section 4:

      (a) Definitions. For the purposes of this Section, the following definitions shall apply:

            (i) The term "Rentable Square Feet" shall mean the number of Usable Square Feet (hereinafter defined) within the Premises or the Building, as the case may be, plus a common areas/load factor of twelve percent (12%) which represents an allocation of the square footage of the Common Areas (hereinafter defined) within the Building. Landlord and Tenant have determined and agreed that the Rentable Square Feet of the Premises are (6376) square feet and the Rentable Square Feet of the Building are ( 73,491) square feet as of the date of this Lease.

            (ii) The term "Usable Square Feet" shall mean the area of the Premises, expressed in square feet, which is capable of being utilized by Tenant for its tenancy purposes. Notwithstanding the foregoing, the Usable Square Feet of the Premises shall be subject to re-measurement within thirty (30) days following the Commencement Date at Landlord's option and Landlord shall have the right to change the Usable Square Feet in the Building, from time to time, to the extent portions thereof are or are not to be leased to tenants of the Building. If any such re-measurement discloses that the Usable Square Feet of the Premises are different than the Usable Square Feet of the Premises set forth above, Base Rent, the Rentable Square Feet of the Premises and Tenant's Share (hereinafter deemed), shall be proportionately adjusted to reflect such re-measured Usable Square Feet. If Landlord changes the Usable Square Feet in the Building as aforesaid, Tenant's Share also shall be proportionately adjusted.

           (iii) The term "Tenant's Share" shall mean the percentage which the Usable Square Feet of the Premises is of the total Usable Square Feet of the Building, which percentage is agreed upon as being percent (8.68%). If additional Usable Square Feet shall be included under this Lease, or the total Usable Square Feet of the Building change, Tenant's Share shall be proportionately adjusted.

           (iv) The term "Base Year" shall mean the calendar year during which the term of this Lease commences.

           (v) The term "Price Index" shall mean the "Consumer Price Index" for Urban Wage Earners and Clerical Workers, United States City Average, all items -Series A (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor ("Bureau"), or if such index shall be discontinued, then any index designated by the Bureau to replace such index shall be used. If no index is so designated, then Landlord shall select, in its sole judgment, a comparable substitute index. No adjustment or re-computation, retroactive or otherwise, shall be made due to any revision made to the first published figure of the Price Index for any month.

           (vi) The term "Price Index for the Base Year" shall mean the average of each monthly Price Index for the twelve (12) months of the Base Year.

           (vii) The term "Adjusted Base Rent' 'shall mean Base Rent as adjusted in accordance with the provisions hereinafter set forth.

           (viii) The term "Comparison Year" shall mean the first full calendar year following the Base Year and each subsequent full calendar year, or fraction thereof at the commencement or termination of this Lease.

           (ix) The term "Operating Expenses" shall mean those expenses incurred by Landlord during any calendar year, whether the Base Year or a Comparison Year, in respect of the operation, repair and maintenance of the Development, in accordance with generally accepted principles of sound management, as applied to the operation, repair and maintenance of similar developments in the Greater Columbus. area. Operating Expenses shall include, but not be limited to, costs of management, cleaning, heating, -decorating, lighting, utilities provided to and not paid separately by tenants of the Building and for the Common Areas, repairs and replacements of all. kinds (except to the extent proceeds of insurance or condemnation awards are available therefore), snow, ice and trash removal, sanitary control, line painting, gardening and landscaping, security, repair and replacement of the paving, curbs, walkways, roads, windows, electric power lines, gas lines, light poles, bulbs, ceiling tiles and drainage, repairs and maintenance of the exterior structure of 'the buildings in the Development, including the foundation, exterior walls and roof, interior walls and partitions thereof, repair and replacement of water lines, sanitary sewers and storm sewer lines serving the Development, rental or purchase of machinery, equipment and tools used in the maintenance of the Common Areas, the cost of inspections of the Development or any part thereof, repairs and replacements of facilities in the Common Areas, including washrooms, drinking fountains, toilets and other public facilities, signs, and sound systems, liability and property insurance, including any and all deductible payments or insurance claims paid by Landlord for losses of any kind or nature paid either to any insurance company or individuals and such other insurance coverage as Landlord or any mortgagee of Landlord deems appropriate, compensation and benefits (including premiums for workers'
                  compensation and other insurance) paid to or on behalf of employees of Landlord to the extent involved in the operation, repair or maintenance of the Development, personal property taxes, fire protection and fire hydrant charges, utility licenses and permit fees and the cost of any capital improvement or expense made to or for the Development, including without limitation, those required to comply with applicable laws, to the extent expensed or amortized (over a period determined by Landlord) in any calendar year together with interest on the un-amortized balance thereof at the rate of eighteen percent (18%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for such purposes. If at any time the Building is not fully occupied or Landlord is not supplying services to all Usable Square Feet in the Building during an entire calendar year, then Landlord may adjust actual Operating Expenses to Landlord's estimate of that amount, which would have been paid or incurred by Landlord as Operating Expenses had the Building been ninety-five percent (95%) occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year. The provisions of the preceding sentence shall apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services, the cost of which constitutes all or part of such Operating Expenses. Operating Expenses shall not include: expenses for painting, decorating, or other work performed for individual tenants of the Building, expenses for repairs 'and other work covered by the property insurance to be maintained by
                  Landlord, expenses incurred in leasing or procuring new tenants for the Building, including lease commissions, advertising expenses and expenses of renovating space for new tenants, legal expenses incurred in enforcing the terms of any lease of any portions of the Building, and interest and amortization payments on any mortgage. Tenant hereby acknowledges that Operating Expenses for the Base Year are $5.25 per rentable square foot of the Building.

           (x) The term "Taxes" shall mean all taxes of any kind or nature, including without limitation, real estate taxes and assessments, general or special, which any governmental agency may now or in the future impose on the Land or any part of the Development or the use and operation thereof or as a substitute or in addition to any such taxes payable by Landlord with respect to the Development or any part thereof, and all expenses incurred in connection with disputing or contesting such Taxes. Should any governmental authority having jurisdiction impose a tax and/or assessment

                  (other than an income or franchise tax unless such income tax is a substitute for any existing real estate tax) upon or against the rentals payable hereunder or on the privilege of renting. or leasing real property, such tax and/or assessment shall be deemed to be included within the meaning of Taxes. If the amount of Taxes payable by Landlord with respect to the Development includes any special assessment(s) that expire(s) at any time during the term of this Lease, then, at such time as the applicable portion of an assessment is paid in full, Taxes for the Base Year shall be recalculated to exclude the amount of the applicable portion of the assessment that was paid in full. Commencing as of the year of such recalculation and continuing for each and every calendar year or partial calendar year following such recalculation or until such time as Taxes are again recalculated, Tenant shall pay Tenant's Share of any increase in Taxes based upon the recalculated amount. In determining Taxes for any given year, there shall be a, further adjustment made by Landlord in the event of the filing of a tax complaint as to the amount of Taxes, once the final Taxes for the tax year in question have been determined. Tenant hereby acknowledges that Taxes for the Base Year are $ $1.49 per rentable square foot of the Building.

      (b)   Cost of Living Adjustment. (Intentionally deleted).

      (c) Operating Expenses and Taxes. In addition to adjustments to Base Rent as above provided, Tenant shall pay, on an estimated basis, monthly to Landlord Tenant's Share of the net aggregate increase, if any, in the amount of Operating Expenses and Taxes for the Comparison Year in question over those for the Base Year. Such payments shall not in any event reduce Base Rent or any adjustment to Base Rent or entitle Tenant to any refund or credit if Operating Expenses or Taxes for a Comparison Year are. less than those for the Base Year. Landlord's reasonable estimate of increases in Operating Expenses and Taxes over those for the Base Year may be used as a basis for the estimate of the increase in Operating Expenses and Taxes for any Comparison Year.

      (d) Reconciliation. All monthly installments of Tenant's Share of increases in Operating Expenses and Taxes, as estimated by Landlord, shall be adjusted as soon as practicable after the end of the calendar year in question so that Tenant shall pay the exact amount due for such calendar year. Any overpayments or under payments by reason of the use of Landlord's estimate shall be settled and accounted for at such time. Landlord shall pay or credit to Tenant any overpayment. Tenant shall pay to Landlord any under payment within ten (10) days of Landlord's invoice therefore. Tenant's Share of increases in Operating Expenses and Taxes for any calendar year during which the term of this Lease expires or terminates shall be prorated to the expiration or termination date. All obligations of Tenant for Tenant's Share of Operating Expenses and Taxes under this
            Section 4 shall survive the expiration or earlier termination of this Lease.

      (e) Landlord's Books. Landlord shall keep and make available to Tenant at Landlord's. office, for a period of sixty (60) days after statements are rendered to Tenant, records in reasonable detail of Operating Expenses and Taxes for the period covered by such statements and shall permit Tenant and the representatives-of Tenant to, examine and audit such statements at any reasonable time during Business Hours (hereinafter deemed). If Tenant shall dispute one (1) or more items included by Landlord in determining Operating Expenses -or Taxes for the Base Year or any Comparison Year, and such dispute is not amicably settled between Landlord and Tenant within thirty
            (30) days after the statement in question has been rendered, Tenant may, during the twenty (20) days next following the expiration of said thirty (30) day period, notify Landlord of its election to arbitrate said dispute and refer such disputed item or items to a reputable firm of certified public accountants, reasonably acceptable to Landlord, for decision. The decision of such firm shall be conclusive and binding upon Landlord and Tenant. The expense involved in such determination shall be borne by the party against whom a decision is rendered; provided, however, if more than one (1) item is disputed, and the decision shall be in part against each party, the expense shall be fairly apportioned by said firm. Pending such decision, Tenant shall pay the Adjusted Base Rent subject to a proper adjustment upon rendition of such decision. If Tenant shall not dispute any item or items in any such statement within sixty (60) days after such statement has been rendered, Tenant shall be deemed to have approved such statement.

5. USE OF PREMISES: The Premises shall be occupied and used exclusively as office space and for purposes incidental thereto, and shall not be used for any other purpose. Tenant shall not use or occupy or permit the user or occupancy of the Premises for any purpose which is forbidden by applicable law, which may be dangerous to life, limb or property or which creates any public or private nuisance, nor do or permit any other thing to be done which may disturb the quiet enjoyment of any other tenant of the Building, nor keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Development, nor use any apparatus which might make undue noise or cause vibrations, nor permit anything to be done which would increase the property insurance rates for the Development or of the other tenants thereof; provided, however, if there is any increase in such rates by reason of the acts of Tenant, then Tenant shall pay such increase promptly upon demand therefore by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply with the provisions of this Section 5.

6. COMMON AREAS: Tenant. and Tenant's agents, employees, licensees and invitees shall have the right to use, in common with other tenants of the Building, Landlord and Landlord's agents, employees, licensees and invitees, the public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, toilets and other public areas of the Development (the "Common Areas"); subject, however, to such rules, regulations and security measures as may be promulgated, from time to time, by Landlord. Tenant and Tenant's agents, employees, licensees and invitees, however, shall not obstruct, litter, use for storage (temporary or otherwise) or the display of merchandise or services or for any purpose other than the intended and normal purpose, any of the Common Areas. In no event shall floor mats or runners be placed by Tenant in the corridor, lobby or vestibule of any Common Areas. Landlord shall have the right, at any time and from time to time, to change the size, location, elevation or nature of the Common Areas, or any part thereof, including, without limitation, the right to erect buildings or other structures of any type thereon. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to close all or any portion of the Common Areas as may be deemed necessary by Landlord's counsel to prevent a. dedication thereof or the accrual of any rights to any person or the public therein.

7. BUILDING SERVICES: Provided Tenant is not in default under any of the terms of this Lease, Landlord shall furnish Tenant the following services:

      (a) lighting of the Common Areas, garbage removal, snow and ice removal, landscaping, and other routine services necessary to maintain the Development in good condition;.

      (b) cleaning, janitor and window washing services based upon a Schedule of Service, a copy of which may be obtained from Landlord; provided, however, such schedule shall be subject to change, at Landlord's discretion, so long as the services provided by Landlord are comparable to other similar developments in the general area of the Development. Tenant shall not engage or provide cleaning, janitor, window washing or maintenance services without Landlord's prior written consent. If consent is given, such services shall be subject to supervision by Landlord and at Tenant's sole responsibility and expense;

      (c)   heat during  Business Hours with  temperatures  between  sixty-eight
            (68) degrees and seventy-four (74) degrees Fahrenheit;

      (d) cold and hot water to facilities in the Premises and the Common Areas at Building standard temperatures for sanitary purposes only;

      (e) passenger elevator service during Business Hours. Freight elevator service shall be at times other than during Business Hours as are deemed reasonable by Landlord. Elevator service at other times shall be optional with Landlord, and when so provided, shall never be deemed a continuing obligation of Landlord;

      (f) electrical service for customary office purposes as long as Landlord provides such service; provided, however, upon not less than sixty
            (60) days' prior written notice to Tenant, Landlord may cease to provide, electrical service to the Premises without liability or responsibility to Tenant except to connect, within the period of said notice, the electrical system of the Premises with another source of electrical service. Thereafter, Tenant shall pay the charges for such service directly to the utility provider supplying the same upon billings therefore. Any installation by Tenant of special equipment, including intermittent operating equipment, must have the prior written approval of Landlord, and shall be subject to special charges and regulations. Any new or additional electrical facilities required to service equipment installed by Tenant and all changes in existing electrical facilities in or serving the Premises required by Tenant, if permitted, shall be installed, furnished or made by Landlord, at Tenant's expense. Tenant may purchase from Landlord all light bulbs, fluorescent tubes, ballasts or starters used in the Premises; and

      (g) air conditioning service during Business Hours with temperatures between seventy-two (72) degrees and seventy-eight (78) degrees Fahrenheit.

The term "Business Hours" as used in this Lease shall mean Monday to Friday, inclusive from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M., but excluding all legal holidays. Upon not less than twenty-four (24) hours' prior written notice, Landlord shall supply heat and air conditioning to the Premises after Business Hours at a cost to Tenant of Twenty Five Dollars ( $25.00 ) per hour; provided, however, Landlord shall have the right to deny Tenant's request if Tenant fails to comply with Landlord's Rules and Regulations (hereinafter defined).

      Tenant shall pay Landlord's charges for any extraordinary usage of water and electricity (as determined by Landlord), and for after Business Hours heat and air conditioning and other services within ten (10) days after the date of Landlord's invoice therefore. Failure to pay either Base Rent or any other charges hereunder when due shall entitle Landlord, in addition to any other remedies available to Landlord, upon not less than five (5) days' written notice, to discontinue water, electrical service or other services to Tenant, and no such discontinuance of services shall be deemed an eviction or disturbance of Tenant's use of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from the performance of Tenant's obligations hereunder.

      Landlord, while not warranting that any Building service shall be free from interruptions or suspensions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to procure such service, or to obtain fuel or supplies, or for any other cause or causes beyond Landlord's reasonable control, nevertheless shall make commercially reasonable efforts to repair or restore any such service so interrupted or suspended. An interruption or suspension of, or fluctuation in, any Building service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of Tenant's obligations hereunder.

8. RIGHTS RESERVED BY LANDLORD: Landlord reserves the following rights:

      (a) to change the name or street address of the Development and the Building or the suite number of the Premises or the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other parts of the Common Areas in the Development without liability to Tenant; provided, however, sixty
            (60) days' prior written notice shall be given to Tenant for any change in the name or street address of the Development or the Building;

      (b) to designate all sources furnishing sign painting, lettering, vending machines, towel or toilet supplies, or other similar services required in the Premises;

      (c) to enter the Premises during the last ninety (90) days of the term of this Lease, provided Tenant shall have removed substantially all of Tenant's property from the Premises, for the purpose of altering, remodeling, repairing, renovating or otherwise preparing the Premises for re-tenanting;

      (d) to grant anyone the exclusive privilege of conducting any particular business or activity in the Building;

      (e) to enter the Premises at all reasonable times, upon reasonable notice except in case of emergency when no notice shall be required, for the making of such inspections, repairs, alterations, improvements or additions of, or to, the Premises or the Development as Landlord may deem necessary or desirable, to exhibit the Premises to others during the last six (6) months of the term of this Lease and for any purpose whatsoever related to the safety, protection, preservation or improvement of the Premises, the Development or Landlord's interest therein;

      (f) at any time Landlord, either voluntarily or pursuant to governmental requirements, may make repairs, alterations or improvements in or to the Development or any part thereof and temporarily close entrances, doors, corridors, elevators or other parts of the Common Areas;

      (g) to charge Tenant any expense, including overtime or premium costs incurred by Landlord, resulting from a request by Tenant for repairs, alterations, decorating or other work performed in the Premises or the Building other than during Business Hours; and

      (h) Unless prohibited by applicable law, Landlord shall have the exclusive right, at any time and from time to time during the term of this Lease, to either contract for utility services for the Development or any portions thereof and the tenants thereof from a company or companies other than the company or companies currently providing utility services to the Development and the tenants thereof or continue to contract for utility services from the current providers of such services. In the event of any change in a utility provider to the Development, Tenant shall cooperate with Landlord and any such utility provider at all times, and as reasonably necessary, to allow Landlord and any such utility provider reasonable access to the Premises and the various utility lines within the Premises.

Landlord may exercise all or any of the foregoing reserved rights without being deemed guilty of an eviction from or disturbance of Tenant's possession and use of the Premises, without being liable in any manner to Tenant, without an elimination or abatement of Base Rent, or other charges due hereunder and without otherwise affecting the terms of this Lease.

9. TENANT'S ADDITIONAL COVENANTS WITH RESPECT TO OCCUPANCY:

            Tenant, in addition to Tenant's other obligations hereunder, shall:

      (a) occupy the Premises in a safe and careful manner and in compliance with all applicable laws, ordinances, rules, regulations and orders of any governmental bodies having jurisdiction over the Premises including all federal, state and local laws, ordinances, rules and regulations, whether present or future, relating to and/or dealing with the protection of environmental and/or human health and safety and/or applicable to the generation, handling, manufacture, installation, treatment, storage, use, transportation, discharge, disposal, presence and/or release into the air, soil, water at, above or below ground level (whether accidental or intentional) of Hazardous Materials (hereinafter defined) and the requirements of all underwriters of policies of liability and property insurance at any time in force with respect to the Premises, the Development or any part thereof and without committing or permitting waste;

      (b) permit or bring on the Premises or any other part of the Development no Hazardous Materials; provided, however,

            Tenant shall be permitted to use such Hazardous Materials as are incidental to normal office operations so long as such materials are properly used, containerized and stored in accordance with applicable law. For purposes of this Lease, the term "Hazardous Materials" shall mean asbestos, polychlorinated biphenyls, petroleum or by-products thereof, radioactive materials, or any chemical, material or substance included in the definitions of "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances" and/or words of similar import under any federal, state and local laws, ordinances, rules and regulations whether present or future, relating to and/or dealing with the protection of environmental and/or human health and safety and/or applicable to the generation, handling, manufacture, installation, treatment, storage, use, transportation, discharge, disposal, presence and/or release into the air, soil, water at, above or below ground level (whether accidental or intentional) of such substances or materials. If Tenant's use of the Premises is for a medical office or a similar or related use, (i) Tenant, at Tenant's sole cost and expense, shall be responsible solely for the disposal and removal of all needles, syringes and other "sharps" and infectious waste and materials from the Premises and the Building in accordance with all applicable laws and (ii) Tenant shall submit to Landlord on or before the
            Commencement Date and on an annual basis thereafter copies of Tenant's approved plan, if any, for the disposal of medical wastes and other Hazardous Materials if Tenant is required by applicable laws to prepare, apply, file or obtain any such plan. In no event shall any such tenant dispose of or place such tenant's medical or infectious waste in the trash or rubbish receptacles for the Building;

      (c) place no signs on the exterior of the Premises or on the interior surface of any exterior windows of the Premises or facing the Common Areas without Landlord's prior written consent. Tenant shall maintain any permitted sign in good repair and promptly remove and repair any damage caused by any such permitted or non-permitted signs at the direction of Landlord, as the case may be; Tenant shall be permitted to place a sign similar to that of the previous Tenant on the wall adjacent to the Premises's entrance door. Said sign shall be approved as to size, design and location by Landlord.

      (d) permit no lien, notice of intention to file lien or other charge (whether arising out of work of any contractor, mechanic, laborer, or material-man or any mortgage, conditional sale, security agreement or chattel mortgage or otherwise) which might be or become a lien or encumbrance or charge upon the Development or. any part thereof or the income therefrom, or other matter or thing whereby the estate, right and interest of Landlord in the Development or any part thereof might be impaired. Upon notice from Landlord, Tenant shall cause any lien or other charge to be cancelled and discharged of record within twenty (20) days of such notice;

      (e) solicit no business in the Development, nor distribute handbills or other advertising matter to others, or place the same in or on automobiles in the Common Areas;

      (f) comply with all reasonable rules and regulations which Landlord, in its sole discretion, may from time to time establish or change for the use and care of the Development or any part thereof ("Rules and Regulations"); and

      (g) install, or arrange to have installed, no air. conditioning or heating equipment or device without Landlord's. prior written approval, which.approval may be withheld for any reason.

10: ALTERATIONS -IMPROVEMENTS - PERSONAL PROPERTY: Tenant shall perform any and. all alterations, improvements, remodeling, 'renovations and construction work, other than the work set forth in the Work Letter, at Tenant's cost and expense, in accordance with plans and specifications prepared at Tenant's cost and expense, and in conformity with all applicable laws, ordinances, rules and regulations. Tenant shall not make any alterations, additions, improvements, or other changes in or to the interior or exterior of the Premises or attach, affix or build therein or thereon any improvement or installation without Landlord's prior written consent. Before any such work is performed or any materials therefore are delivered to the Premises, Landlord shall have approved Tenant's plans and specifications, Tenant's contractors and any necessary permits. Tenant shall submit to Landlord's reasonable supervision of such work. All additions, installations, alterations, fixtures and improvements (temporary or permanent) in and upon the Premises, whether installed by Tenant or Landlord, shall become Landlord's property, and shall remain upon, and be surrendered with, the
Premises   without   disturbance  or  injury  upon  the  expiration  or  earlier termination of this Lease, all without payment or credit to Tenant. Notwithstanding the foregoing, Tenant shall have the right to place in the Premises, at such locations therein as Tenant may from time to time determine, Tenant's furniture, trade fixtures and standard business office machines and equipment. The location and quantity of any file cabinets, safes or other extraordinarily heavy equipment or furniture, however, must be approved by Landlord or Landlord's structural engineer. Tenant's personal property shall be and remain the property of Tenant, and may be removed by Tenant at any time during the term of this Lease, or upon the expiration or earlier termination of this Lease. Tenant, however, shall repair, at Tenant's expense, any damage to the Premises or the Development caused by such removal. Tenant's personal property and trade fixtures shall be separately entered for assessment purposes or for taxation purposes of any kind. Tenant shall promptly pay all taxes levied thereon.

11. MAINTENANCE AND REPAIR OF THE PREMISES: Except as provided in this Lease to the contrary, Landlord, at Tenant's expense, shall keep and maintain in good order, condition and repair the Premises and the fixtures and other improvements therein, including, but not limited to, any tenant finish, the interior and exterior of all doors, locks, frames and checks; all interior windows, including interior windows which share a demising wall with the Common Areas, hallways, all plumbing within the Premises and all electrical systems, including the fluorescent lighting equipment and any fire systems. Tenant shall notify Landlord of the need for any such repairs and Landlord shall cause the same to be made within a reasonable time thereafter. Landlord, upon any inspection of the Premises, may also determine the need for repairs and cause such repairs to be made. Landlord shall also repair damage caused by the acts of Tenant, Tenant's employees, agents, invitees, licensees, or contractors to the Premises or to the Development. Subject to Section 15 hereof, Tenant shall be billed separately for the cost of all maintenance and repairs performed by Landlord and shall reimburse Landlord for such cost within ten (10) days of Tenant's receipt of Landlord's invoice for same.

12. MAINTENANCE, REPAIR AND ALTERATION BY LANDLORD: Landlord, subject to receipt of Tenant's payment of sums due under Section 4 hereof, shall maintain in good order and repair the Development, including the foundation, roof, exterior walls and windows, the structural portions of the Building and other buildings and improvements in the Development, the Common Areas, including the redecoration of interior Common Areas and the electrical systems, elevators, plumbing, heating, ventilation and air conditioning systems serving the Building. The cost of such maintenance, repair and replacements, when necessary, shall be included as part of Operating Expenses, unless otherwise set forth in this Lease to the contrary. Tenant shall give Landlord written notice of the necessity for repairs coming to the attention of Tenant following receipt of which Landlord shall have a reasonable time, as determined necessary by Landlord, to undertake and complete such repairs. The provisions of this Section 12 shall not apply in the case of damage or destruction by fire or. other casualty or by eminent domain, in which events the obligations of Landlord shall be controlled by other Sections -of this Lease. Notwithstanding the foregoing, Tenant shall be responsible for and shall reimburse Landlord, on demand, for the cost of all repairs and replacements to the Development which are required as the result of alterations, other improvements or installations made by or specifically for Tenant.

13. TENANT'S INSURANCE AND INDEMNITY. Tenant shall at all times during the term of this Lease maintain, at its own expense, one or more policies of liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages: (i)

Workers' Compensation; (ii) Commercial General Liability Insurance, including blanket contractual liability coverage in a minimum single limit amount of not less than One Million Dollars ($1,000,000); and (iii) special form or "all risk" property insurance for the full replacement cost of Tenant's trade fixtures, improvements other than the work to be performed by Landlord as set forth in the Work Letter and personal property. All such insurance shall name Landlord as an additional insured as its interest may appear and shall provide that no policy may be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord, annually, with certificates evidencing such insurance. Should Tenant fail to maintain such insurance and/ or furnish Landlord with such certificates after Landlord's request for Tenant to do so, Landlord shall have the right to obtain such insurance for Tenant. In such event, Tenant shall reimburse Landlord for the cost of such insurance on demand.

Tenant  shall  indemnify  and  save  harmless  Landlord  against  and  from  all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following: (i) any penalty or damage or charges imposed for any violation of any law or ordinance attributable to the failure of Tenant to perform or comply with. any provision of this Lease; (ii) any accident or other occurrence on or about the Premises causing injury to any person or property whomsoever or whatsoever;
(iii) any failure of Tenant in any respect to comply with the terms of this Lease to be performed by Tenant; and (iv) the use and occupancy of the Premises. Tenant's obligations under the foregoing indemnification shall survive the expiration or earlier termination of this Lease.

14. LANDLORD'S INSURANCE: Landlord, subject to receipt of Tenant's payment of sums due under Section 4 hereof, shall be responsible for insuring and shall at all times during the term of this Lease maintain a policy of property insurance in an amount not less than the full replacement cost thereof on all improvements within the Development, including the Premises and the work to be performed by Landlord set forth in the Work Letter; provided, however, Landlord shall not be responsible for and shall not be obligated to insure against any loss or damage to any trade fixtures or improvements made by Tenant. to the Premises or to Tenant's personal property. The foregoing is not intended to preclude Landlord from maintaining such other insurance as Landlord or any mortgagee of Landlord deems appropriate.

15. WAIVER OF SUBROGATION: Landlord and Tenant, for themselves and their respective insurers, hereby waive all rights of recovery and causes of action which either has or may have, or which may arise hereafter, by subrogation or otherwise, against the other for damage to the Premises or the Development, property of the other or the business of the other, caused by anyy of the perils covered or coverable by special form or "all risk" property insurance, business interruption insurance, contents, insurance, a sprinkler leakage policy in Ohio, or for which either Landlord or Tenant may be reimbursed as.a result of any other insurance coverage provided that the foregoing waivers do not invalidate any policy of insurance now or hereafter maintained by Landlord or Tenant and that any additional premium caused by the aforesaid waiver shall be paid by 'the party benefitted thereby upon notice to such party. Notwithstanding the foregoing, Tenant shall remain liable to Landlord for damage to any property of Landlord to the extent of any deductible on Landlord's property insurance policy.

16. LOSS OR DAMAGE TO TENANT'S  -PROPERTY:  All personal  property  belonging to
Tenant or to any other person located in or about the Premises or the Development shall be so located at the sole risk of Tenant or such other person, and neither Landlord nor Landlord's agents or employees shall be liable for the theft or misappropriation thereof, or for. any damage or injury thereto, however caused, including without limitation, loss or damage caused by winter, snow, frost, steam, heat, cold, dampness, falling plaster, explosion, sewers or. sewage, .gas, odors, noise, the bursting or leaking of pipes, plumbing, electrical ;wiring, equipment and fixtures of all kinds,' or by any act or neglect of other tenants or occupants of the Building, or of any other person.

17. UNTENANTABILITY: If the Premises or the Building shall be partially damaged by fire or other casualty, this Lease shall remain in full force and effect and the damage to the Premises or the Building shall be repaired by Landlord as soon as practicable under the circumstances. Until such repairs shall be made, Base Rent and other charges shall be abated on a per diem basis proportionate to the extent and for the period that the Premises are unfit for occupancy or cannot be used, as the case may be. If all or substantially all of the Premises or the Building are damaged or made unfit for occupancy by fire or other casualty, Landlord may elect: (i) to terminate this Lease as of the date when the Premises or the Building are so made unfit for occupancy, by written notice to Tenant within ninety (90) days after such date, or; (ii) to repair, restore or rehabilitate the Premises or the Building, at Landlord's expense, within one hundred eighty (180) days after Landlord is in possession of all insurance proceeds and necessary permits for reconstruction or repair. If Landlord elects so to repair, restore or rehabilitate the Premises or the Building, this Lease shall not terminate, but until such repairs shall be made, Base Rent and other charges shall be abated on a per diem basis proportionate to the extent and for the period that the Premises or the Building are unfit for occupancy or cannot be used, as the case may be. If Landlord shall proceed under clause (ii) above and shall not substantially complete the work within said one hundred eighty
(180) day period (excluding from said period loss of time resulting from delays beyond the reasonable control of Landlord) either Landlord or Tenant may then terminate this Lease, as of the date when the Premises or the Building were so made unfit for occupancy, by written notice to the other not later than ten (10) days after the expiration of said one hundred eighty (180) day period. In the event of a termination of this Lease pursuant to this Section 17, Base Rent shall be apportioned on a per diem basis to and including the effective date of such termination. Landlord shall incur no liability on account of any delay in the completion of any repairs to be made by Landlord which may arise by reason of adjustment of insurance, labor difficulties, or any other cause beyond Landlord's control.

18.  EMINENT  DOMAIN:  If  the  whole  or any  part  of the  Premises  shall  be appropriated, condemned, taken orr otherwise acquired by any public or quasi-public authority under the power of eminent domain, condemnation or other proceedings or if a material part of the Building shall be so taken or acquired and the remaining part shall not be adequate for the continued operation of the Development, as determined by Landlord in Landlord's reasonable discretion, this Lease and the estate hereby created shall terminate and wholly expire on the. date title shall vest in the acquiring authority, and all Base Rent and other charges shall be prorated and adjusted as of said date. In no event shall Tenant have any claim against Landlord by reason of any appropriation, condemnation or taking of the whole or any part of the Premises or the Development; nor shall Tenant have any claim to the amount, or any portion thereof, that may be awarded as damages or paid as a result of such appropriation and/or taking. Tenant hereby assigns to Landlord All of Tenant's right, title and interest in and to any and all amounts awarded or paid by reason of such appropriation, condemnation and/or taking; provided however, the foregoing is not intended to deprive Tenant from claiming moving expenses, displacement expenses or the like directly from the acquiring authority.

19. ASSIGNMENT AND SUBLETTING: Tenant shall not sublet the Premises or any part thereof, nor assign this Lease, or permit any business to be operated in or from the Premises by any person, firm or corporation other than Tenant, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempt to so sublet all or any portion of the Premises or to assign this Lease without Landlord's prior written consent shall be void and, at Landlord's option, shall constitute a default under this Lease. Notwithstanding the foregoing, Tenant shall have the right, without. Landlord's prior written consent, to assign this Lease or to sublet all or any portion of the Premises (i) to a parent, subsidiary or affiliated corporation or other entity in which Tenant or its parent owns or controls a . majority of such corporation's voting stock or such other entity's membership or other interests or (ii) to any corporation or other entity into which Tenant may merge or consolidate or a surviving corporation or other entity after merger or consolidation of Tenant with another corporation or other entity or (iii) upon the sale of all or, substantially all of the assets of Tenant, to an entity having a net worth equal to or greater than Tenant as of the date of this Lease or at the time of such assignment or subletting, whichever is greater. Any other assignment, transfer, mortgage, pledge or encumbrance of this Lease or an interest therein, whether voluntary, involuntary, by operation of law or otherwise, shall constitute an assignment of this Lease and shall require the prior written consent of Landlord. Upon a subletting of the Premises or any portion thereof or any assignment of this Lease, neither Tenant nor its guarantor, if any, shall be released or discharged from any liability whatsoever under this Lease and shall continue to be liable hereunder with the same force and effect as though no sublease or assignment had been made. Landlord's consent to any sublease or assignment shall not be deemed a consent to any further subletting or assignment. If Tenant requests Landlord to consent to any sublease or assignment, Tenant shall provide Landlord with the name, address, and a description of the business of the proposed assignee or subtenant, its most recent financial statement and such other evidence of financial responsibility as Landlord may request. It shall be a condition: to Landlord's consent to any subletting or assignment that: (i) at the time of any proposed subletting or assignment, Tenant shall not be in default under the terms of this Lease; (ii) the proposed subtenant or assignee is not, and has not been within the six (6) months immediately preceding Tenant's request for Landlord's consent, an occupant, or related to an occupant of the Building and intends only to occupy the Premises in accordance with the terms of this Lease; (iii) the rent payable by the proposed subtenant or assignee shall not be less than the greater of the prevailing market rent for the Building or buildings of similar character in the general location of the Building and the rent payable hereunder; (iv) the credit, financial responsibility, character, and business or professional standing of the proposed subtenant or assignee are satisfactory to Landlord, in Landlord's sole discretion; (v) the nature of the proposed occupancy is not inconsistent with Landlord's commitments to other tenants in the Building; (vi) Tenant and its subtenant or assignee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease, as the case may be, in form and substance satisfactory to Landlord, and duly consented to by Tenant's guarantor, if any. In the case of an assignment, Tenant shall assign to such assignee, Tenant's entire.interest in this Lease, together with all prepaid Base Rent and other charges and any security deposit, and the assignee shall accept said assignment and assume and agree to observe and perform, directly for the benefit of Landlord, all of terms of this Lease to be observed and performed by Tenant. In the case of a subletting, the sublease shall in all respects be subject and subordinate to all of the terms of this Lease to be observed and performed by Tenant, except for the payment of Base Rent and other charges, which Tenant shall continue to pay to Landlord; and (vii) Tenant shall pay to Landlord the sum of Five Hundred Dollars ($500.00) to cover Landlord's administrative costs and overhead in connection with considering any proposed assignment or subletting. Upon any permitted assignment of this Lease or subletting of the Premises without Landlord's prior written consent as above provided. Tenant shall provide documents evidencing any such assignment or subletting as Landlord may reasonably require.

      Within thirty (30) days after receiving Tenant's request for Landlord's consent to any sublease or assignment and the requisite accompanying information, Landlord, by written notice to Tenant, shall (x) grant its consent, or (y) withhold its consent, or (z) terminate this Lease within said thirty (30) day period or' on such later date as Tenant proposed to sublet all or any portion of the Premises or assign this Lease, and release Tenant from its remaining obligations hereunder. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to clause (z) above, Tenant shall have the right to negate such termination by written notice to Landlord within five
(5) days after receipt of Landlord's notice withdrawing Tenant's request for Landlord to consent to Tenant's proposed assignment or subletting. If any proposed sublease or assignment provides for, or Tenant otherwise receives, rent, additional rent, or other consideration in excess of the Base Rent and other charges payable by Tenant hereunder, Tenant shall pay Landlord the amount of such excess as it is received by, or becomes due to Tenant.

20. REMEDIES OF LANDLORD: In addition to any and all rights and remedies allowed by law or in equity, Landlord shall have the following rights and remedies:

      (a) if any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant, or if any voluntary or involuntary proceeding in any court or tribunal shall be instituted by or against Tenant to declare Tenant insolvent or unable to pay Tenant's debts, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or other action by Landlord, forthwith terminate this Lease and Tenant's right to possession of the Premises. Upon any such termination, Landlord shall be entitled to recover damages in an amount equal to the then present value (computed at a discount rate of eight percent (8%)) of the Base Rent and other charges for the remainder of the term of this Lease, less the then present value (computed at a rate of eight percent (8%) of the fair rental value of the Premises for the remainder of the term of this Lease;

      (b) if Tenant shall fail to pay Base Rent when due, or fails to pay other charges within five (5) days after receipt of Landlord's invoice for same, or defaults in the prompt and full performance of any of Tenant's other obligations hereunder, and such non-monetary default is not corrected within five (5) days after written notice from Landlord or such longer period as Tenant may reasonably. require provided Tenant commences to cure such non-monetary default within said five (5) day period and diligently proceeds therewith, or if the leasehold interest of Tenant is levied upon under execution or is attached, or if Tenant makes an assignment for the benefit of creditors or if a receiver is appointed for any property of Tenant or if Tenant abandons the Premises, then and in any such event Landlord may terminate this Lease and Tenant's right of possession of the Premises, or, without terminating this Lease, terminate Tenant's right of possession of the Premises;

      (c) upon the termination of this Lease, or upon the termination of Tenant's right of possession of the Premises without terminating this Lease, Tenant shall surrender possession and vacate the Premises immediately, and Landlord may enter into and repossess the Premises with or without process of law and remove all persons and property therefrom in the, same manner and with the same right as if this Lease had not been made. For the purpose of any such entry and repossession, Tenant waives any and all notices except as may be required by law;

      (d) if Landlord elects to terminate Tenant's right to possession only, without terminating this Lease as above provided, Landlord may remove from the Premises, at Tenant's cost, any and all property found therein and such repossession shall not release Tenant from Tenant's obligation to pay Base Rent and other charges. After any such repossession by Landlord without terminating this Lease, Landlord shall make reasonable efforts to re-let the Premises, or any part thereof, as agent of Tenant, to any person, firm, or corporation and for such time and upon such terms as Landlord, in Landlord's sole discretion, may determine. Landlord's re-letting efforts shall be deemed reasonable and sufficient if Landlord lists the Premises for lease with a broker. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed.by Landlord necessary or desirable to facilitate leasing of the Premises, and Tenant shall, upon demand, pay the cost thereof together with Landlord's other expenses of re-letting, including any broker's commissions. If the rents collected by Landlord upon any such re-letting are not sufficient to pay the full monthly amount of the Base Rent and other charges.due under this Lease together with the costs of any repairs, alterations, additions, redecorating and expenses paid by Landlord to effect such re-letting, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand;

      (e) any and all property which may be removed from the, Premises by Landlord may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord shall not be responsible for the preservation or safekeeping thereof. Tenant shall pay to

            Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for said property so long as the same shall be in Landlord's possession or under Landlord's control. If any property shall remain in the Premises or in the possession of Landlord and shall not be removed by Tenant within a period of ten
            (10) days from and after the time when the Premises are either abandoned by Tenant or repossessed by Landlord, said property shall conclusively be deemed to have been forever abandoned by Tenant;

      (f) if Tenant shall default in performing any term of this Lease on the part of Tenant to be performed, which default may be cured by the expenditure of money, Landlord, at Landlord's option, may, but shall not be obligated, on behalf of Tenant, to expend such sums ass may be necessary to perform and fulfill such term. Any and all sums so expended by Landlord, with interest at the rate provided in Section 3 hereof from the date of such expenditure, shall be and be deemed to be Additional Rent and shall be repaid by Tenant to Landlord upon demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default or affect any other remedy of Landlord by reason of such default;

      (g) if suit is brought for recovery of possession of the Premises, the recovery of Base Rent or other charges due under this Lease, or because of default in Tenant's performance of any other term of this Lease to be performed by Tenant, Tenant shall pay to Landlord all expense incurred in the prosecution of such suit, including reasonable attorneys' fees; and

      (h) if Landlord finds it necessary to employ the services of an attorney or any other professional in order to recover possession of the Premises, recover unpaid rent or other amounts due under the terms of this Lease, or enforce any other term of this Lease without the need to bring a lawsuit, Tenant shall pay to Landlord all expenses incurred by Landlord, including reasonable attorneys' fees.

21. HOLDING OVER: If Tenant or any party claiming under Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without the consent of Landlord, then such tenancy shall be deemed to be a tenancy at will, but otherwise subject to all of the terms of this Lease, at a monthly Base Rent equal to one hundred fifty percent (150%) of the last monthly installment Base Rent payable by Tenant hereunder.

22. TAKING AND SURRENDER OF POSSESSION: Taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good order and in satisfactory condition when Tenant so took possession except for latent defects brought to Landlord's attention in writing within ten (10) days of the Commencement Date. No representation respecting the condition of the Premises or the Development has been made by Landlord to Tenant unless set forth herein or in the Work Letter, and no promise of Landlord to prepare, alter or improve the Premises shall be binding upon Landlord unless set forth herein or in the Work Letter. This Lease does not grant any rights to light or air over property except over public ways kept open by public authority, and Landlord shall not be liable to Tenant for any expense, injury, death, loss or damage resulting from the use of any public way or from any building, land or public or private way adjacent to the Development. At the expiration or earlier termination of this Lease, Tenant shall quit and surrender the Premises broom clean together with all installations, improvements and alterations (including partitions) which may have been installed by Landlord or Tenant. The Premises shall be in as good condition and repair as when possession was delivered to Tenant, or as the Premises may be placed by Tenant on or about the Commencement Date if Landlord delivers the Premises to Tenant in an "as is" condition, reasonable use and wear and loss or damage by fire, the elements or other casualty not resulting from the willful acts of Tenant, Tenant's agents, employees or invitees excepted. If Tenant fails to so surrender the Premises, Landlord may restore the Premises to the required condition and Tenant shall pay the cost thereof to Landlord within ten (10) days following receipt of Landlord's invoice for same. Tenant may remove carpeting laid by Tenant, provided Tenant also removes all nails, tacks, paper, glue, bases, and other vestiges of the carpeting and restores the floor surface to the condition existing before such carpeting was laid. If Tenant fails to remove Tenant's carpeting, trade fixtures, personal property, and/or equipment which it has a right to remove from the Premises prior to the expiration or earlier termination of this Lease, Tenant shall be conclusively presumed to have abandoned the same, and ownership thereof shall forthwith vest in Landlord without payment or credit to Tenant. In the alternative, Landlord, at Tenant's expense, may remove and dispose of any such items without liability to Tenant and without any obligation to keep or preserve such items. Any and all removal and disposal costs shall be paid to Landlord within ten (10) days after receipt by Tenant of Landlord's invoice for same. Tenant agrees to remove telephone system and all other electronic systems such as security systems, computer wiring and the like prior to vacating the premises. Failure to do so will be Landlord's authorization to engage a contractor to do so on behalf of Tenant, and Tenant will pay the cost thereof immediately upon receipt of the invoice.

23. ACCESS TO BUILDING: Tenant, Tenant's agents, employees, licenses, and invitees, desiring to enter or leave the Building at times other than during Business Hours, shall use such entrances or exits as may be designated by Landlord, and shall comply with security regulations established, from time to time, by Landlord with respect to identification, registration, method of signaling admission, etc., so as to establish the right of such persons to enter or to leave the Building. The provisions of this Section 23 shall not require Landlord to keep the Building open other than during Business Hours; provided, however, upon Landlord's prior written consent, Tenant may have twenty-four (24) hour per day, three hundred sixty-five (365) day per year access to the Building and the Premises.

24. SUBORDINATION OF LEASE/ESTOPPEL: This Lease is and shall be subject and subordinate to the lien of any mortgage, deed of trust and ground lease which may now or hereafter affect the Development or any part thereof and to all renewals, extensions or replacements thereof. Such priority shall be established automatically and no separate instrument shall be required to effectuate such subordination. Tenant, however, upon request by Landlord, shall execute any and all instruments deemed by Landlord necessary or advisable to subordinate this Lease and all rights given Tenant hereunder to any such mortgage, deed of trust or ground lease. Upon a sale, transfer, or assignment of Landlord's interest in the Development or any part thereof, including the Premises or an assignment of the rents derived therefrom or if any proceedings are brought for foreclosure or to exercise any power of sale under any mortgage or in the event of a cancellation or termination of any ground or underlying lease covering the Development or any part thereof, Tenant shall attorn to and recognize such transferee, purchaser, ground or underlying landlord or mortgagee as Landlord under this Lease. In addition, Tenant shall execute and deliver at any time, and from time to time, upon the request by Landlord or of any such holder, any instrument which, in the sole judgment of Landlord, may be necessary or appropriate to evidence such attornment. Tenant also shall execute, acknowledge and deliver. to Landlord, promptly upon request, a certificate certifying: (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications; (ii) the dates, if any, to which Base Rent and other charges have been paid; (iii) to such other matters as may be requested by Landlord; and (iv) that such certificate may be relied upon by any prospective purchaser or mortgagee of the Development or any part thereof. If Tenant does not, within ten (10) days after request by Landlord, execute any instrument required by this Section 24, Tenant hereby appoints Landlord as Tenant's attorney-in-fact, such appointment being coupled with an interest, to execute any such instrument for and on behalf of Tenant.

25. SECURITY DEPOSIT: Tenant shall deposit with Landlord the sum of $9032.67, which sum shall be held by Landlord as a security deposit throughout the term of this Lease. If Tenant performs and observes all of the terms of this Lease to be performed and observed by Tenant, Landlord shall return the security deposit, or balance thereof then held by Landlord if Landlord has applied any of such deposit as permitted under this

Lease, without interest, to Tenant within thirty (30) days after the date. on which this Lease expires or terminates or after Tenant surrenders possession of the Premises, whichever is later. If Tenant defaults in the payment of Base Rent or other charges or in the performance or observance of any of the other terms of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such Base Rent -or other charges or to cure any other default. If Landlord does so, upon request of Landlord, Tenant shall deposit with Landlord the amount so applied so that Landlord shall have on hand at all times throughout the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle such security deposit with Landlord's other funds. In the event of a sale or ground lease of the Development, Landlord shall have the right to transfer the security deposit to its purchaser or tenant and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit. Tenant shall look solely to such purchaser or tenant for the return of such deposit. In the event of an assignment of this Lease by Landlord, the security deposit shall be deemed to be held by the assignee and Landlord shall have no further responsibility for the return of such deposit.

26. NOTICES: In every instance where it shall be necessary or desirable for Landlord or Tenant to serve any notice or demand upon the other, such notice or demand shall be deemed sufficiently given or made if in writing and sent to Landlord at 2001 Crocker Road Suite 420 Westlake, Ohio 44145 or sent to Tenant at the Premises by one (1) of the following methods: (i) by personal delivery along with a signed receipt of delivery; (ii) by certified, United States mail, postage prepaid, which shall be deemed accepted three (3) days following deposit in the United States mail; (iii) by major overnight courier service such as UPS, Airborne Express, etc., which shall be deemed accepted the next business day after being picked up from Landlord's or Tenant's offices or being delivered to such service, as the case may be; or (iv) by fax or other electronic transmission which shall be deemed accepted if evidenced by a confirmation ticket; provided a "hard copy" of such fax or other electronic transmission is sent by major overnight carrier for next day delivery. Failure to accept delivery of any such notice shall not void the validity or affect thereof. Wherever in. this Lease, in connection with the breach or performance of any of the terms of this Lease to be performed by Tenant, no period of time or notice is required, no notice shall be required as a prerequisite to the exercise of any right or remedy by Landlord.

27. RULES AND REGULATIONS: Tenant and Tenant's agents, employees and invitees shall faithfully observe and strictly comply with the Rules and Regulations attached hereto as Exhibit C and made a part hereof by reference, and with such further reasonable rules and regulations as Landlord may, after notice to Tenant, from time to time adopt. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of any such Rules or Regulations by any other tenant of the Building or the agents, employees, licensees or invitees of such other tenant. .

28. EXCULPATION: Notwithstanding anything to the contrary contained in this Lease, there shall be absolutely no personal liability of whatsoever nature imposed upon Landlord, its successors or assigns, any member/manager of Landlord, any partner of Landlord, whether general or limited, or their respective heirs, personal representatives, successors or assigns, or any mortgagee-in-possession with respect to any of the terms of this Lease. If Landlord shall commit a default or breach of any of the terms hereof and Tenant shall obtain a judgment against Landlord for such default or breach, Tenant's sole and exclusive remedy for the enforcement and collection of such judgment shall be the institution of foreclosure or other appropriate execution proceedings solely against Landlord's interest in the Development and regardless of whether or not such proceedings shall result in a complete satisfaction of Tenant's judgment, in no event (whether by proceedings at law, in equity, administrative proceedings or otherwise) shall any deficiency or other personal judgment be rendered or enforced against. Landlord, its successors and assigns, any member/manager of Landlord, any partner of Landlord, whether general or limited, or their respective heirs, personal representatives, successors or assigns, or any mortgagee-in possession.

29. WAIVER OF TRIAL BY JURY: Landlord and Tenant, hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter whatsoever arising out of or in any way connected with this Lease.

30. BROKER: Tenant represents and warrants to Landlord that no broker negotiated or was instrumental in negotiating or consummating this Lease except CB Richard Ellis who shall be paid by Landlord. Tenant shall indemnify and hold Landlord harmless from any claim of any other broker.

31. OFFER BY BROKER: If this Lease is offered to Tenant by a broker for Landlord, such offer shall be deemed to be made solely in the capacity of a broker and shall be subject to Landlord's acceptance of all of the terms set forth in this Lease and such offer shall not bind Landlord until such time as Landlord has executed this Lease and delivered an executed counterpart hereof to Tenant.

32. SECTION HEADINGS: The section headings appearing in this Lease are inserted only as a matter of convenience and for reference purposes, and in no way define, affect, limit or describe the scope or intent of this Lease or any Section hereof.

33. ENTIRE AGREEMENT; BINDING NATURE: This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant with respect to the Premises and shall not be modified in any manner except in writing executed by both Landlord and Tenant or their respective successors-in-interest. If more than one person or entity or a combination thereof comprise "Tenant", their liability hereunder shall be joint and several. The terms of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

34. NO WAIVER:

      (a) No receipt of money by Landlord from Tenant with . knowledge of the breach of any term of this Lease, after the termination hereof, after the service of any notice, after the commencement of any suit or after final judgment for possession of the Premises shall be deemed a waiver of such breach, or shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

      (b) No delay on the part of Landlord in exercising any right, power or privilege hereunder shall operate . as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      (c) No act done or statement made by Landlord or Landlord's agents or employees shall constitute a cancellation, termination or modification of this Lease, a waiver of any term hereof or relieve Tenant from Tenant's obligation to pay Base Rent or other charges unless confirmed in, or evidenced by, a writing, signed by landlord.

35. RECORDING: This Lease shall not be recorded, but on request of either party, Landlord and Tenant shall execute a memorandum of lease, which memorandum of lease may then be recorded in the office of the Cuyahoga County Recorder at the expense of the party desiring to do so.

36. RELOCATION: Landlord shall have the right to relocate the Premises to another part of the Building or to Metro II Office Building located at 555 Metro Park Place, Columbus, Ohio 43017 upon the following conditions:

      (a) the relocated premises shall be substantially the same in size, dimensions, configuration and decor as the Premises before such relocation, or shall be placed in such condition by Landlord at it sole cost and expense;

      (b) Landlord shall give Tenant not. less than sixty (60) days' written notice of Landlord's intention to so relocate Tenant;

      (c) the location of the personal property of Tenant in and upon the Premises shall be effected by Landlord at the time of such relocation at its sole cost and expense and during hours other than Business Hours to the extent reasonably possible; provided, however, if such relocation cannot be accomplished during hours other than Business Hours, Base Rent otherwise payable by Tenant to the extent allocable to that portion of the Premises which cannot be occupied and used by Tenant during Business Hours shall be abated;

      (d) Landlord shall reimburse Tenant for the reasonable out-ofpocket costs incurred by Tenant in changing Tenant's address on stationery, business cards, directories, advertising, and other such similar items; and Landlord shall pay for the cost of Tenant's voice and data wiring in the relocated premises.

      (e) Landlord shall not have the right to relocate Tenant pursuant to this Section 36 more than one (1) time during the initial term of this Lease and more than one (1) time during any renewal or extension thereof. Upon the occurrence of any relocation pursuant to this Section 36, Landlord and Tenant shall immediately execute an amendment to this Lease reflecting the relocation of the Premises, and, at the request of either party, an amendment to the memorandum of lease, if any, which amendment may thereafter be recorded.

37. QUIET ENJOYMENT: If Tenant shall pay the Base Rent and other charges payable by Tenant under this Lease and faithfully keep, perform and observe all of the terms of this Lease to be kept, performed and observed by Tenant, Tenant shall at all times during the term of this Lease have the peaceable and quiet enjoyment of the Premises without hindrance from Landlord or any person lawfully claiming under Landlord; subject, however, to the terms of this Lease and any instrument to which this Lease is subordinate.

38. OPTION TO RENEW :Tenant is granted One (1) one year Option To Renew. No later than six months (6) prior to the expiration of the current Lease term, Tenant shall notify Landlord in writing that Tenant is willing to lease the Premises for a period of one (1) additional year commencing at the end of the current Lease term. Said rental rate shall be as set forth in Paragraph three
(3) of this Lease. In the event Tenant does not timely notify Landlord of its intention to exercise it's Option To Renew or in the event Tenant is now or was ever in default of the terms and conditions of this Lease beyond any applicable cure period, then in such case Landlord shall be under no obligation to lease to Tenant for an additional period and Tenant's Option To Renew shall be null and void

      In  Witness   Whereof,   Tenant  and  Landlord  have   executed   multiple
counterparts of this Lease as of the day, month and year first above written.

Witnesses as to Landlord:            LANDLORD: CB PARTNERS LIMITED PARTNERSHIP,
                                     an Ohio limited partnership

/s/ Kelly J. Matsko                  By: CABRO, INC., an Ohio corporation,
------------------------------           general partner
Print Name:  Kelly J. Matsko

/s/ Jill M. Walker                   By:  /s/ James A. Carney
------------------------------          ----------------------------------------
Print Name:  Jill M. Walker          James A. Carney, President


Witnesses as to Tenant:              TENANT: KARLNET, INC.

/s/ Suzanne D. Hale                  By:  /s/ Douglas Karl
------------------------------          ----------------------------------------
Print Name:  Suzanne D. Hale         Douglas Karl, Chief Technical Officer


/s/ Kelley C. Snyder
------------------------------
Print Name:  Kelley C. Snyder